UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 SW 10th Street, Deerfield Beach, Florida 33442

(Address of Principal Executive Office) (Zip Code)

(954) 363-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02–NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 23, 2005, Interactive Brand Development, Inc. filed with the Securities and Exchange Commission its quarterly report with financial information for the quarterly period ended March 31, 2005. The Company believes as of May 24, 2005, the financial information contained in the report should no longer be relied upon because of an administrative error made in compiling such financial information as addressed by APB Opinion No. 20.

Prior to the filing, the Board of Directors and the Audit Committee, along with authorized officers, believed the financial information provided to them to be substantially accurate. Such information contained in the Income Statement materially changed due to a scribner’s error in providing wrong information including incorrect cost of sales. The report was reviewed and discussed on May 24, 2005 with the Company’s independent accountant, who advised on that date that action be taken to prevent future reliance on the interim statements, specifically the income statement, which misstates the Company’s income for the quarter ended March 31, 2005. Members of the Company’s Board of Directors and Audit Committee were available to discuss the income statement with the independent accountant, and all members agreed with the Company’s independent accountant that the quarterly report will be amended and reviewed with priority and filed as soon as possible.

ITEM 9.01  Financial Statement and Exhibits

Exhibits	Description
99.1	Form 10Q-SB filed May 23, 2005 and herein incorporated by reference.
99.2	Amended Form 10Q-SB containing corrected financial information*

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Care Concepts I, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.

Date: May 24, 2005	By:	/s/ STEVE MARKLEY
Steve Markley
Chief Executive Officer